THE OAKMARK FAMILY OF FUNDS

Report of Independent Public Accountants

To the Shareholders and Board of Trustees of Harris Associates Investment Trust:

We have audited the accompanying statements of assets and liabilities of The Oakmark

Fund, The Oakmark Select Fund, The Oakmark Small Cap Fund, The Oakmark Equity and

Income Fund, The Oakmark Global Fund, The Oakmark International Fund, and the Oakmark

International Small Cap Fund (each a series of Harris Associates Investment Trust), including the schedules of investments on pages 6-8, 11-12, 16-18, 22-25, 35-40, and 44-49, as of September 30, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated thereon. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the

United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001, by correspondence with the custodian and brokers.

As to securities purchased but not received, we requested confirmation from brokers, and when replies were not received, we carried out alternative auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of The Oakmark Fund, The Oakmark

Select Fund, The Oakmark Small Cap Fund, The Oakmark Equity and Income Fund, The

Oakmark Global Fund, The Oakmark International Fund, and The Oakmark International

Small Cap Fund of the Harris Associates Investment Trust as of September 30, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for the periods indicated thereon in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Chicago, Illinois

October 26, 2001